EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Braintech, Inc. (the “Company”) on Form 10-Q for the nine month period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frederick Weidinger the Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  Frederick Weidinger

Frederick Weidinger

Principal Executive Officer

Dated: November 14, 2008